UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2026, Applied Optoelectronics, Inc. (the "Company") entered into two separate lease agreements (each, a "Lease" and collectively, the "Leases") with Hightower Phase II Owner, LLC, a Delaware limited liability company (the "Landlord"), for two industrial buildings to be constructed in Houston, Texas ("Building 4" and "Building 5"). The Landlord is an affiliate of Hightower Phase I Owner, LLC, the landlord under the Company's three previously disclosed lease agreements, dated May 8, 2026, for Buildings 1, 2, and 3 in the same industrial park (collectively, the "Phase I Leases"). The premises are intended for light manufacturing, warehouse and related ancillary uses.

Under the Leases, the Landlord will, generally at its cost and subject to specified tenant-funded change orders, construct Buildings 4 and 5, related parking areas and access lanes, landscaping and specified off-site improvements. Substantial completion is anticipated approximately 16 months following the date of the Leases. The commencement date under each Lease will be the earliest of: (i) the date on which the Company occupies any portion of the applicable premises and begins conducting business therein, (ii) the date on which the Landlord's work is substantially completed, or (iii) the date on which such work would have been substantially completed but for any tenant delay days. Each Lease has an initial term of 120 full calendar months, plus any partial month from the commencement date to the end of the calendar month in which the commencement date occurs.

If the work is not substantially completed by the date that is 18 months following the date of the Leases, as extended for tenant delay days and force majeure, basic rent will be abated by one day for each day thereafter until substantial completion. If actual delivery has not occurred by the date that is 24 months following the date of the Leases, the Company may terminate the applicable Lease on 30 days' advance written notice, subject to the terms and conditions of the Leases.

Following payment of the first monthly installment of basic rent upon execution, basic rent is payable monthly beginning on the first day of the second Lease Month. Basic rent increases annually during the term. The Company is also responsible for 100% of operating costs, taxes and insurance costs allocated to each building. The specific locations and basic rent amounts are as follows:

Building 4 Lease: Located at 17331 Chimney Rock Road, Houston, Texas 77053, and consisting of approximately 356,186 rentable square feet of industrial space (the "Building 4 Lease"). Monthly basic rent applicable during Lease Months 1 through 12 is $220,835.32, increasing annually to $307,582.40 during Lease Months 109 through 120.

Building 5 Lease: Located at 17433 Chimney Rock Road, Houston, Texas 77053, and consisting of approximately 737,621 rentable square feet of industrial space (the "Building 5 Lease"). Monthly basic rent applicable during Lease Months 1 through 12 is $457,325.02, increasing annually to $636,968.43 during Lease Months 109 through 120.

The stated rentable areas, and the rent and other amounts calculated by reference to those areas, are subject to post-completion remeasurement in accordance with the Leases.

The Leases require aggregate security deposits of $11.3 million, of which $750,000 is payable upon execution and the remaining $10.55 million is payable within 10 days following the applicable commencement date. If no event of default occurs during each of the first three 12-month periods and the Company makes the required written requests, portions of the security deposits will be reduced and applied to the Company's next installments of basic rent, leaving aggregate security deposits of $750,000 after the third reduction.

Upon execution of the Leases, the Company also is required to pay an aggregate of approximately $2.55 million for specified structural-steel design modifications intended to accommodate the possible future installation of rooftop solar panels. These amounts are subject to reconciliation against the actual tenant change-order costs and related construction-management fees.

Each Lease contains substantially identical provisions granting the Company an option to purchase Building 4 and Building 5, together with the land on which the buildings are located, as a single transaction. The aggregate purchase price is $146,570,138, subject to adjustment for specified post-completion square-footage variances at $134 per square foot, with any aggregate upward adjustment capped at 1%. The purchase option must be exercised before the date that is 30 days following the earlier of substantial completion or the date substantial completion would have occurred but for tenant delay days. The form purchase and sale agreement included with each Lease requires earnest money of $2.0 million and provides for a closing date no later than 45 days after the earlier of full execution of the purchase and sale agreement or the applicable purchase-notice deadline, subject to the terms and conditions set forth therein.

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The Leases include termination rights tied to the Phase I Leases. The Landlord may terminate the Leases if the Company fails to timely exercise its option to purchase Buildings 1, 2, and 3 under the Phase I Leases or exercises that option but fails to close the purchase, other than as a result of a specified default by the applicable seller. That termination right expires upon the closing of the purchase of Buildings 1, 2, and 3. The Company also may terminate the Leases if it terminates one or more Phase I Leases pursuant to specified rights arising from termination of the related purchase and sale agreement.

In addition, each Lease contains customary provisions, including restrictions on the Company's ability to assign or sublease the premises, requirements for the Company to maintain certain insurance, and indemnification obligations of the Company in favor of the Landlord. The Leases also include customary events of default applicable to the Company and corresponding remedies available to the Landlord, as well as termination rights for each party under certain circumstances, including delays in delivery of the premises, casualty events and condemnation.

The foregoing description of the Leases does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Leases, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+*	Lease Agreement (Building 4), dated August 31, 2026, by and between Applied Optoelectronics, Inc., and Hightower Phase II Owner, LLC.
10.2+*	Lease Agreement (Building 5), dated August 31, 2026, by and between Applied Optoelectronics, Inc., and Hightower Phase II Owner, LLC.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

* Schedules or similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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